                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements on Form S-8 and Form S-3 of REMEC, Inc. of our report dated February 24, 1997, except for the first three paragraphs of Note 2, as to which the dates are October 24, 1997, June 27, 1997 and February 28, 1997, respectively, with respect to the consolidated financial statements and schedule, as amended, of REMEC, Inc. included in the Annual Report on Form 10-K/A of REMEC, Inc. for the year ended January 31, 1997.

Our audits also included the financial statement schedule of REMEC, Inc. listed in Item 14(a). This schedule is the responsibility of REMEC, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, presents fairly in all material respects the information set forth therein.


                                          ERNST & YOUNG LLP


San Diego, California
January 30, 1998